UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010 (November 9, 2010)

CODORUS VALLEY BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania	17405-2887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-747-1519

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.
FORM 8-K
Item 5.02
On November 9, 2010, Codorus Valley Bancorp, Inc. (“Company”) awarded restricted stock and stock options, under the Company’s 2007 Long-Term Incentive Plan to directors and certain of its officers, including the awards to the Company named executive officers listed below:

Executive Officer	Restricted Stock	Qualified Options
Larry J. Miller	10,563	0
Harry R. Swift	3,609	0
Jann A. Weaver	391	2,214
The grant date for the restricted stock and stock options was November 9, 2010. The price of the restricted stock and stock options is determined according to the terms of the Plan. The stock options vest in six months and expire in ten years after the date of grant. Half of the restricted stock awards shall vest on the second anniversary of the date of grant, and the remainder shall vest on the third anniversary of the date of grant, except for Mr. Miller. His restricted shares shall vest over the longer of the aforementioned vesting period or upon repayment of the $16.5 million preferred stock issued to the U.S. Treasury under its Capital Repurchase Program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc. (Registrant)

Date: November 15, 2010	/s/ Larry J. Miller
Larry J. Miller
President and Chief Executive Officer (Principal Executive Officer)